UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NEWELL BRANDS INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD LEADERS QUEBEC LLC

STARBOARD LEADERS SELECT FUND LP

STARBOARD T FUND LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

MARIPOSA ASSOCIATES, LLC

IAN G.H. ASHKEN

MARTIN E. FRANKLIN

JAMES E. LILLIE

BRADLEY A. ALFORD

PAULINE J. BROWN

DOMENICO DE SOLE

GERARDO I. LOPEZ

BRIDGET RYAN BERMAN

CHARLES M. SONSTEBY

ROBERT A. STEELE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 6, 2018

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

___________________, 2018

Dear Fellow Newell Stockholders:

Starboard Value and Opportunity Master Fund Ltd (together with its affiliates, “Starboard” or “we”) and the other participants in this solicitation are the beneficial owners of an aggregate of 19,161,856 shares of common stock, $1.00 par value per share (the “Common Stock”), of Newell Brands Inc., a Delaware corporation (“Newell” or the “Company”), representing approximately 3.9% of the outstanding shares of Common Stock of the Company. For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. We are seeking your support for the election of our [eleven (11) / twelve (12)] nominees at the Company’s annual meeting of stockholders scheduled to be held on [____], 2018, at [_:__ _.m.], local time at [_____] (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

We are seeking to reconstitute the Board because we believe stockholders can no longer stand idly by as Newell’s operating and financial performance continue to fall well below both the expectations set by the Board and the Company’s true potential. We believe a series of operational missteps have led to drastic share price underperformance compared to both industry peers and the broader market. Given the recent results, it was clear to us that the Newell Board needs a drastic refresh, and our view was cemented when three well-respected directors of Newell, Ian G.H. Ashken, Domenico De Sole and Martin E. Franklin, simultaneously resigned from the Board in late January 2018, indicating to us that there were differences of opinion in the boardroom as to the Company’s strategic direction moving forward. Notwithstanding these resignations, it appears to us that discontent remained in the boardroom as demonstrated by director Ros L’Esperance’s resignation from the Board roughly a month later.

Starboard is extremely excited to partner with Messrs. Ashken, Franklin, and James E. Lillie, all three of whom are talented former senior executives of Jarden Corporation (which Newell acquired for more than $18 billion in cash and stock (including debt assumed, net of cash acquired) in April 2016) and bring impressive track records of value creation as seasoned operators in the consumer goods industry. Together, we have nominated an experienced and accomplished group of director candidates with a shared mission of helping to oversee a turnaround of Newell. As explained in the attached Proxy Statement, our slate of director candidates, which also includes Mr. De Sole (who previously served as a director of the Company for over ten years), collectively possess decades of experience serving as CEOs, CFOs, COOs, senior executives and directors of well-performing public companies directly related to Newell’s business. Our nominees are prepared to develop and implement a comprehensive strategic plan aimed at unlocking the full potential of Newell’s powerful portfolio of industry-leading brands and ensuring that the interests of all stockholders are of paramount importance.

We firmly believe that there is significant value to be realized at Newell, and we are confident that our nominees are the right candidates to reverse the downward trend in the Company’s performance and deliver this value for stockholders.

There are currently [eleven (11) / twelve (12)] directorships up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our [eleven (11) / twelve (12)] nominees in opposition to the Company’s director nominees. The enclosed Proxy Statement is soliciting proxies to elect only our [eleven (11) / twelve (12)] nominees. Accordingly, the enclosed BLUE proxy card may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees. Stockholders who return the BLUE proxy card will only be able to vote for our [eleven (11) / twelve (12)] nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Your vote to elect our nominees will have the legal effect of replacing [eleven (11) / twelve (12)] incumbent directors with our nominees. If at least [six (6) / seven (7)] of our nominees are elected, they will constitute a majority of the Board. [In our letter to the Company dated February 8, 2018 formally nominating director candidates, we expressly reserved our right to nominate additional director candidates for any newly created director seats in the event that the Company increased the size of the Board beyond the nine (9) director seats that existed on such date. The Company announced on February 22, 2018 that it increased the size of the Board from nine (9) to eleven (11) members and also indicated that it would seek the election of an additional new director at the Annual Meeting, but did not specify whether the Board will be further increased to twelve (12) members or if such new director will replace the nomination of an incumbent director who will not be standing for re-election. On March 1, 2018, the Company announced the resignation of an incumbent director, but did not make any disclosure concerning the number of director seats that will be up for election at the Annual Meeting. In response to the Board’s expansion, on March 3, 2018, Starboard submitted the nominations of two additional director candidates, Bridget Ryan Berman and Robert A. Steele. We continue to reserve our right to nominate additional director candidates in the event the Board is further expanded. If there are only eleven (11) director seats up for election at the Annual Meeting, we will withdraw one (1) of our twelve (12) nominees.]

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached Proxy Statement and the enclosed BLUE proxy card are first being mailed to stockholders on or about ____________, 2018.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated BLUE proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support.

/s/ Jeffrey C. Smith

Jeffrey C. Smith
Starboard Value and Opportunity Master Fund Ltd

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Starboard’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (888) 785-6617 (Toll-Free)

Email: newellinfo@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 6, 2018

 2018 ANNUAL MEETING OF STOCKHOLDERS
OF
NEWELL BRANDS INC.
_________________________

PROXY STATEMENT
OF
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Starboard Value LP (“Starboard Value LP”), Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Leaders Quebec LLC (“Starboard Quebec LLC”), Starboard Leaders Select Fund LP (“Starboard Select LP”), Starboard T Fund LP (“Starboard T LP”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld (collectively, “Starboard” or “we”) are significant stockholders of Newell Brands Inc., a Delaware corporation (“Newell” or the “Company”), who, together with the other participants in this solicitation, beneficially own in the aggregate approximately 3.9% of the outstanding shares of common stock, $1.00 par value per share (the “Common Stock”), of the Company.

We are seeking to elect a [full] slate of nominees to the Company’s Board of Directors (the “Board”), including three former, seasoned operators of Jarden Corporation (Ian G.H. Ashken, Martin E. Franklin and James E. Lillie) and a former long-time director of the Company (Domenico De Sole), because we believe that an overhaul of the boardroom is required to reverse the Company’s significant underperformance under current leadership. We have nominated a slate of highly qualified and capable candidates with relevant backgrounds and industry experience who we believe, if elected, will bring the talented leadership and responsible oversight necessary to implement a successful turnaround of Newell. We are seeking your support at the annual meeting of stockholders scheduled to be held on [____], 2018, at [_:__ _.m.], local time at [_____] (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Starboard’s [eleven (11) / twelve (12)] director nominees, [Bradley A. Alford, Ian G.H. Ashken, Pauline J. Brown, Domenico De Sole, Peter A. Feld, Martin E. Franklin, James E. Lillie, Gerardo I. Lopez, Bridget Ryan Berman, Jeffrey C. Smith, Charles M. Sonsteby and Robert A. Steele] (each a “Nominee” and collectively, the “Nominees”) to serve until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018;
3.	To vote on an advisory resolution to approve executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed BLUE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. Stockholders who return the BLUE proxy card will only be able to vote for Starboard’s [eleven (11) / twelve (12)] Nominees. See “Voting and Proxy Procedures” below for additional information. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. [The Company announced on February 22, 2018 that it increased the size of the Board from nine (9) to eleven (11) members and also indicated that it would seek the election of an additional new director at the Annual Meeting, but did not specify whether the Board will be further increased to twelve (12) members or if such new director will replace the nomination of an incumbent director who will not be standing for re-election. On March 1, 2018, the Company announced the resignation of an incumbent director, but did not make any disclosure concerning the number of director seats that will be up for election at the Annual Meeting. In its letter to the Company dated February 8, 2018 formally nominating director candidates, Starboard expressly reserved its right to nominate additional director candidates for any newly created director seats in the event that the Company increased the size of the Board beyond the nine (9) director seats that existed on such date. In response to the Board’s expansion, on March 3, 2018, Starboard submitted the nominations of two additional director candidates, Bridget Ryan Berman and Robert A. Steele. We continue to reserve our right to nominate additional director candidates in the event the Board is further expanded. If there are only eleven (11) director seats up for election at the Annual Meeting, we will withdraw one (1) of our twelve (12) Nominees.]

The participants in this solicitation intend to vote their shares (the “Starboard Group Shares”) FOR the election of the Nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018 and [FOR/AGAINST] the advisory resolution to approve executive compensation, as described herein. While we currently intend to vote all of the Starboard Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Starboard Group Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

The Company has set the close of business on [March 16], 2018 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 221 River Street, Hoboken, New Jersey 07030. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [_________] shares of Common Stock outstanding.

This Proxy Statement and the enclosed BLUE proxy card are first being mailed to stockholders on or about [____________], 2018.

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THIS SOLICITATION IS BEING MADE BY STARBOARD AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH STARBOARD IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

STARBOARD URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE proxy card are available at

[_______________________]

______________________________

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Starboard urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with Starboard’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to Starboard, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our [eleven (11) / twelve (12)] Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Starboard’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (888) 785-6617 (Toll-Free)

Email: newellinfo@okapipartners.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	On January 21, 2018, Ian G.H. Ashken, Domenico De Sole and Martin E. Franklin notified the Company of their resignations from the Board, effective immediately.
•	On January 25, 2018, the Company announced that it will explore a series of strategic initiatives to accelerate its transformation plan, including divestitures of its industrial and commercial product assets as well as its smaller consumer businesses. On the same day, the Company also announced the resignations of Messrs. Ashken, De Sole and Franklin from the Board and that the size of the Board had been reduced to nine (9) members.
•	Later on January 25, 2018, representatives of Starboard approached Mr. Franklin to discuss Starboard’s views on the Company, which led to subsequent discussions with Messrs. Ashken, De Sole and Franklin and James E. Lillie, the former Chief Executive Officer of Jarden Corporation (“Jarden”), regarding the changes that Starboard believes would be necessary to create significant value for stockholders at Newell.
•

On February 8, 2018, the Group Agreement (as defined and described under the “Proposal No. 1” section below) was entered into by and among (i) Starboard, (ii) Mariposa Associates, LLC (“Mariposa Associates”) and Messrs. Ashken, Lillie and Franklin (collectively with Mariposa Associates, “Mariposa”) and (iii) the Nominees (other than Bridget Ryan Berman and Robert A. Steele). Also on February 8, 2018, Starboard and Mariposa came to an understanding regarding a suggested compensation arrangement for Mariposa and Messrs. Lillie and Franklin in the event the Nominees are elected to the Board and Messrs. Lillie and Franklin are installed as the Company’s Chief Executive Officer and Chairman, respectively, as further described under the “Proposal No. 1” section below.

•	Later on February 8, 2018, Starboard delivered a letter (the “Nomination Letter”) to the Company, in accordance with its organizational documents, nominating Messrs. Ashken, De Sole, Franklin and Lillie and Bradley A. Alford, Pauline J. Brown, Peter A. Feld, Gerardo I. Lopez, Jeffrey C. Smith and Charles M. Sonsteby for election to the Board at the Annual Meeting. In the Nomination Letter, Starboard stated its belief that the terms of nine (9) directors currently serving on the Board expire at the Annual Meeting, and, if this remains the case, Starboard will withdraw one (1) of its Nominees. Starboard also expressly reserved its right to nominate additional director candidates for any newly created director seats to the extent that the Company increases the size of the Board beyond the current nine (9) director seats that existed as of the date of the Nomination Letter.
•

On February 8, 2018, Mr. Smith called Michael B. Polk, Chief Executive Officer of Newell, to discuss the nomination. Mr. Smith also called Michael T. Cowhig, Chairman of the Board of Newell, and left him a message to inform him of the nomination.

•	On February 9, 2018, Mr. Franklin called Mr. Polk to inform him of the nomination. Mr. Franklin also called Mr. Cowhig and left him a message to inform him of the nomination.
•	Also on February 9, 2018, the Company publicly confirmed receipt of the Nomination Letter.

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•	On February 12, 2018, Starboard issued a public letter to Mr. Polk and the Board expressing Starboard’s serious concerns regarding the Company’s significant underperformance under the current leadership team. In the letter, Starboard confirmed that it nominated a full slate of director candidates (including three former, seasoned operators of Jarden and a former long-time director of Newell) to oversee a turnaround of the Company. Starboard made clear that it is open to engaging in a constructive dialogue with the Company regarding its strategy and leadership, but that Starboard believes that significant changes are necessary to put Newell on a path to creating meaningful value for stockholders.
•	On February 22, 2018, the Company announced that, effective on February 21, 2018, the size of the Board was increased from nine (9) to eleven (11) members and James R. Craigie and Debra A. Crew were appointed as directors. The Company also announced that it intends to nominate Judith A. Sprieser to the Board at the Annual Meeting; however, the Company did not specify whether the Board will be further expanded to twelve (12) members to accommodate Ms. Sprieser’s nomination or whether an incumbent director will not stand for re-election at the Annual Meeting.
•	On February 27, 2018, Ros L’Esperance notified the Company of her resignation from the Board, effective immediately.
•	On March 1, 2018, the Company announced that Ms. L’Esperance had resigned from the Board, but did not make any disclosure concerning the number of director seats that will be up for election at the Annual Meeting.
•	On March 3, 2018, Ms. Ryan Berman and Mr. Steele entered into a Joinder Agreement with the other parties to the Group Agreement pursuant to which they agreed to become parties to the Group Agreement and be bound by the terms and conditions thereof.
•	Later on March 3, 2018, Starboard delivered a supplemental notice to the Company notifying the Company of its additional nomination of Ms. Ryan Berman and Mr. Steele for election to the Board at the Annual Meeting.
•	On March 5, 2018, Starboard issued a public letter to the Company’s stockholders reiterating its serious concerns regarding Newell’s deteriorating operating performance under the current leadership team and noting that its corporate governance concerns have escalated following another incumbent director’s resignation from the Board. In the letter, Starboard also announced its additional nomination of Ms. Ryan Berman and Mr. Steele for election to the Board at the Annual Meeting in response to the Company’s unilateral expansion of the Board.
•

Also on March 5, 2018, Starboard delivered a letter to the Board explaining its concerns that, should the result of the election of directors at the Annual Meeting be that the Nominees constitute a majority of the Board, their appointment could trigger certain change in control provisions under certain of the Company’s material contracts and agreements unless the Nominees have been approved by the current Board in advance of such election. Accordingly, in order to maintain a level playing field, and to allow stockholders to make their voting decisions based solely on the merits, the letter requested written confirmation from the Company that, prior to the Annual Meeting, the Board will take all necessary steps to use its discretionary authority under such agreements to certify the Nominees as “continuing directors” and otherwise approve of their nomination such that the change in control provisions would not be triggered by the election of the Nominees to serve on the Board. Starboard also noted its belief that the failure to provide such an approval would constitute a breach of the Board’s fiduciary duties under Delaware law. Starboard requested to receive a response no later than March 9, 2018.

•	On March 6, 2018, Starboard filed its preliminary proxy statement in connection with the Annual Meeting.

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REASONS FOR THE SOLICITATION

WE BELIEVE THE TIME FOR CHANGE IS NOW

Newell’s product portfolio consists of many iconic and valuable franchises, representing market-leading brands that operate in both niche and large, growing and unconsolidated global categories. After the acquisition of Jarden in April 2016, Newell formed one of the largest global providers of consumer and commercial products, with pro forma annualized revenues of more than $16 billion and a stated strategy to get larger to drive more economies of scale. This combination was intended to establish a best-in-class brand portfolio with unmatched growth potential and the opportunity to realize sizeable revenue and cost synergies. Unfortunately, Newell’s recent operating and financial performance have fallen well below both the expectations set by the Board and the Company’s true potential. In less than two years, we believe Newell’s current management team has made critical missteps in integrating and operating the businesses, resulting in poor financial performance and disastrous stock price performance.

We do not have confidence that the Board, as currently composed, will take the necessary steps to reverse this underperformance and maximize opportunities for value creation. We believe it is evident that real and immediate change is needed on the Board to ensure that the interests of stockholders are appropriately represented in the boardroom. Therefore, we are soliciting your support at the Annual Meeting to elect our Nominees, who we believe would bring significant and relevant experience to the Board along with a commitment to develop and implement a strategic plan to realize Newell’s potential.

The Current Leadership Team has Overseen Tremendous Value Destruction Since the Jarden Acquisition

In April 2016, Newell closed the largest acquisition in its history by purchasing Jarden for more than $18 billion in cash and stock (including debt assumed, net of cash acquired). This was a transformational transaction as Newell more than doubled its revenue, tripled its employee base and significantly increased its financial leverage. At the time of the closing of the Jarden acquisition, the combined Company formed one of the largest global providers of consumer and commercial products, with pro forma revenues of more than $16 billion and a stated strategy to get larger to drive more economies of scale. These aspects of the transaction were memorialized in guidance to stockholders of “strong growth” and significantly improved profitability for the combined business.

While the acquisition of Jarden was intended to establish a best-in-class brand portfolio with unmatched growth potential and the opportunity to realize sizeable revenue and cost synergies, it has proven to be disastrous for Newell stockholders under the current leadership team.

7

Source: Capital IQ; Stock price performance from April 18, 2016 (first day of trading as a combined company following Jarden acquisition) to January 25, 2018 (day of Newell preannouncement of preliminary 2017 results, initial 2018 guidance and announcement of Board changes)

In fact, since the closing of the Jarden acquisition, Newell’s stock price has declined by over 42% while the S&P 500 has increased by over 41%, resulting in cumulative underperformance of approximately 84%.1 This massive share price underperformance has resulted in Newell trading at less than 10x the analyst consensus estimate for 2018 EPS, both a multi-year low and a substantial discount to its peers and the broader market. Furthermore, since July 1, 2017, Newell’s stock price has declined by over 53% while the S&P 500 has increased by over 18%, resulting in underperformance of approximately 72%.

Operational Missteps Have Led to Value Destruction at Newell

Unfortunately, in less than two years, we believe Newell’s current management team has made critical missteps in integrating and operating the businesses, resulting in poor financial performance. Stockholders have suffered through several guidance reductions and a worrisome future outlook due to significant declines in profitability. As shown in the chart below, despite projecting, on Newell’s Q4 2015 earnings call, to achieve $3 billion of EBITDA and 20% EBITDA margins within the next few years, the reality has been much worse – revenues have stagnated and margins continue to deteriorate.

1 Calculated from April 18, 2016 (first day of trading as a combined company following Jarden acquisition) to January 25, 2018 (day of Newell preannouncement of preliminary 2017 results, initial 2018 guidance and announcement of Board changes).

8

Source: Company filings; Newell management commentary; Starboard estimates.

(1) Starboard estimates based on management guidance as per earnings announcement on February 16, 2018.

In fact, following the announcement of full year 2017 results and the Company’s latest 2018 outlook, we estimate that management’s EBITDA guidance for 2018 has fallen 20% below its original post-merger target. Since the consummation of the merger, Newell stockholders have lost more than $11 billion of value despite meaningful gains for the Company’s peer group and the broader market. Moreover, given management’s seeming inability to forecast future performance, we are concerned not only by the quality of the historical earnings, but also by the achievability of the 2018 projections.

These Missteps Have Led to Upheaval at the Board Level

In late January 2018, the resignations of three well-respected directors – Martin E. Franklin, Ian G.H. Ashken and Domenico De Sole, the last of whom had served on the Board of Newell and Newell Rubbermaid Inc. (“Legacy Newell”) for over ten years – signaled to stockholders, in our view, that there was serious discord on the Board. It is an extraordinary step for three directors, who collectively have decades of relevant industry experience, to simultaneously resign from a public company board of directors. These resignations demonstrated to us that there was Board dysfunction and serious concern regarding the troubling underperformance in 2017 and the future strategy and direction of Newell.

While the extraordinary actions of Messrs. Franklin and Ashken might be spun to be a disagreement between the former directors of Jarden and former directors of Legacy Newell, the resignation of Mr. De Sole, a longtime Legacy Newell director, confirms, to us, the severe governance deficiencies at the Company. To us, these resignations were sufficient to cause serious concern about the functionality of the Board. On top of that, on February 27, 2018, yet another director (Ros L’Esperance) resigned from the Board, further highlighting, in our opinion, the dysfunction and need for substantial change. Again, this is now the fourth director to abruptly resign from the Board. With the Company’s Annual Meeting expected to take place in approximately two months, the normal course of action, if there was no disagreement, would, in our view, be for a director to simply not stand for reelection. For Ms. L’Esperance to resign within such close proximity to the anticipated date of the Annual Meeting is truly alarming. We believe that this provides further indication that the current Board is dysfunctional.

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To be clear, this election contest is not simply a matter of disagreement over strategy. Rather, it is largely about extremely poor execution, lack of accountability, unacceptable governance, severe destruction of stockholder value, and the need for a new Board that has an open mind and fresh perspective to ensure that the best strategy is successfully implemented. While it is clear that certain aspects of the retail market are challenged, these macro factors cannot be the sole scapegoats for poor execution and questionable decision-making when many of the Company’s peers have done a far superior job navigating through the current environment. We believe that management and the Board need to be held accountable for unacceptable execution and for significant value destruction.

WE BELIEVE THERE IS A BETTER PATH FORWARD

While these have been extremely challenging times for Newell, we believe that the recent poor financial and stock price performance has created a unique opportunity to invest in an iconic company and embark on a multi-year operational turnaround that can deliver outstanding returns to stockholders. We do not believe that the current management team or Board have followed through on their commitments, and we believe it is time for substantial change in order to chart a new course for Newell.

We are confident that we have assembled the right people to develop and execute a plan that will result in substantial value creation for the benefit of all Newell stockholders. Notably, three of our Nominees, Messrs. Ashken, Franklin and Lillie, have a long history of creating significant stockholder value in consumer products companies, such as at Jarden, where they generated an over 5,000% return over 15 years, with a compound annual return of over 30%.2 Our slate consists of executives with unique perspectives directly relevant to the Company’s current businesses and challenges, including consumer operations, finance, mergers and acquisitions, restructuring, strategic transformations, and board governance and oversight who collectively have decades of experience serving as CEOs, CFOs, COOs, senior executives and directors of well-performing public companies directly related to Newell’s business.

If elected, our Nominees are prepared to develop and implement a comprehensive strategic plan aimed at unlocking the full potential of Newell’s enviable portfolio of industry-leading brands and ensuring that the interests of all stockholders are of paramount importance.

2 Calculated IRR from June 25, 2001 to April 15, 2016.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

[The Board was composed of eleven (11) directors, prior to the resignation of another incumbent director from the Board as announced by the Company on March 1, 2018, each with terms expiring at the Annual Meeting. In addition, the Company announced it will seek the election of one (1) additional director nominee at the Annual Meeting, but did not specify whether the Board will be further increased or if such new director will replace the nomination of an incumbent director who will not be standing for re-election. The Company has not made any disclosure concerning the number of director seats that will be up for election at the Annual Meeting. If there are only eleven (11) director seats up for election at the Annual Meeting, we will withdraw one (1) of our twelve (12) Nominees.] We are seeking your support at the Annual Meeting to elect our [eleven (11) / twelve (12)] Nominees in opposition to the Company’s director nominees. Your vote to elect the Nominees will have the legal effect of replacing [eleven (11) / twelve (12)] incumbent directors with the Nominees. If at least [six (6) / seven (7)] of the Nominees are elected, such Nominees will represent a majority of the members of the Board. In the event that our director Nominees comprise less than a majority of the Board following the Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees (except for Messrs. Ashken and Franklin) are citizens of the United States of America. Messrs. Ashken and Franklin are citizens of the United Kingdom and permanent residents of the United States of America.

[Bradley A. Alford, age 61, has served as an Operating Partner at Advent International Corporation, a global private equity firm, since March 2016, after initially joining the firm in June 2014 as an Industry Advisor. Prior to that, from 2006 to October 2012, Mr. Alford was Chairman and Chief Executive Officer of Nestlé USA, a subsidiary of Nestlé S.A. (“Nestlé”) (VTX:NESN), the world's largest food and beverage company. Prior to leading Nestlé USA, Mr. Alford held a variety of senior leadership roles across the Nestlé organization, including President and Chief Executive Officer of Nestlé Brands from 2003 through 2005, and President – Confections & Snacks Division, Nestlé USA from 2000 to 2003. Mr. Alford also held numerous other positions with Nestlé after joining the organization in 1985 following Nestlé’s acquisition of Carnation Company (“Carnation”), a former dairy and foods company. Mr. Alford initially joined Carnation in 1980. Mr. Alford currently serves as a director of each of Perrigo Company plc (NYSE; TASE: PRGO), an international manufacturer of private label over-the-counter pharmaceuticals (since February 2017), Conagra Brands, Inc. (NYSE:CAG), a packaged foods company (since July 2015), and Avery Dennison Corporation (NYSE:AVY), a global manufacturer and distributor of pressure-sensitive adhesive materials (since April 2010). Mr. Alford also previously served as a director of Unified Grocers, Inc., a retailer-owned grocery wholesale cooperative, from July 2014 until the completion of its sale in June 2017. Mr. Alford holds a B.S. in Business from Miami University of Ohio and an M.B.A. from Indiana University.

Starboard believes that Mr. Alford is well qualified to serve on the Board given his extensive leadership experience, including as Chairman and Chief Executive Officer of Nestlé USA, where he gained expertise in the consumer goods industry, together with his significant experience as a director of public companies.

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Ian G.H. Ashken, age 57, co-founded Jarden (formerly NYSE:JAH), a consumer products company, in 2001 and served as its Vice Chairman and President until April 2016, when Jarden was merged with Newell. During his tenure at Jarden, Mr. Ashken also served as its Chief Financial Officer and Secretary at various times from September 2001 until June 2014. In April 2016, Mr. Ashken became a director of Newell (NYSE:NWL) and served until January 2018. Currently, Mr. Ashken serves on several boards including, Platform Specialty Products Corporation (NYSE: PAH), a specialty chemicals company, since October 2013, Nomad Foods Limited (NYSE:NOMD), a leading European frozen food company, since June 2016, and the entity that owns Royal Oak Enterprises, LLC, a privately-held leading manufacturer of grilling and fire building products, since July 2016. In addition, Mr. Ashken is a director or trustee of a number of private companies and charitable institutions. He has previously served as a director of Phoenix Group Holdings (LSE:PHNX), an insurance provider, from September 2009 until May 2013, and GLG Partners, Inc., a discretionary investment manager, from November 2007 until October 2010. Previously, Mr. Ashken was the Vice Chairman of the Board of Directors of Bolle, Inc. (“Bolle”) (formerly NASDAQ:BEYE), a designer, manufacturer and marketer of sunglasses and ski goggles worldwide, from December 1998 until February 2000. From February 1997 until his appointment as Vice Chairman, Mr. Ashken was the Chief Financial Officer and a director of Bolle. Mr. Ashken previously held positions as Chief Financial Officer and a director of Lumen Technologies, Inc., a designer, manufacturer and marketer of lighting products, from December 1995 to December 1998. Mr. Ashken was also the Chief Financial Officer and a director of Benson Eyecare Corporation (formerly AMEX:EB), an optical products and services company, from October 1992 to May 1996. Mr. Ashken received his B.A. from the University of Newcastle in England.

Starboard believes that Mr. Ashken’s extensive experience in senior executive roles in the consumer products industry, including as Vice Chairman, President and Chief Financial Officer of Jarden, together with his track record of serving on numerous public boards, well qualifies him to serve as a member of the Board.

Pauline J. Brown, age 50, is an experienced executive with more than 25 years of experience in consulting, private equity and brand management. Most recently, Ms. Brown was a Senior Lecturer at Harvard Business School during the 2016 and 2017 academic years. Prior to that, Ms. Brown served as Chairman, North America for LVMH Moët Hennessy Louis Vuitton, S.E. (“LVMH”) (EPA:MC), a European multinational leading luxury goods conglomerate, where she worked from January 2013 to December 2015. During her tenure, Ms. Brown focused on strengthening the U.S. performance for LVMH’s brands, including Louis Vuitton, Christian Dior, Sephora, Hennessy, Veuve Clicquot and dozens of other luxury brands. She also served on the board of L Capital, the private equity arm of LVMH. From 2010 to 2013, Ms. Brown served as an independent advisor to investors in premium consumer brands, including NEO Investment Partners LLP (f/k/a Neo Capital), a private equity firm. From 2006 to 2009, Ms. Brown was a Managing Director at The Carlyle Group LP (NASDAQ:CG), a multinational private equity, alternative asset management and financial services firm, where she focused on buyout opportunities in the consumer and retail industries. From 2005 to 2006, she was the Senior Vice President of Corporate Strategy and Global Business Development at Avon Products Inc. (“Avon”) (NYSE:AVP), a direct selling company in beauty, household and personal care categories. While at Avon she was responsible for driving key components of a major turnaround plan and exploring and evaluating business opportunities to reach new markets and new customers. Prior to Avon, Ms. Brown joined Estée Lauder Companies Inc. (“Estee Lauder”) (NYSE:EL), an American manufacturer and marketer of prestige skincare, makeup, fragrance and hair care products, in 1997 and spent more than eight years as the Vice President of Corporate Strategy and New Business Development in charge of all mergers, acquisitions and licensing deals. During her tenure, Ms. Brown helped to expand the Estee Lauder’s portfolio from eight to 25 distinct beauty brands. Before joining Estee Lauder, Ms. Brown was a Management Consultant at Bain & Company, a top management consulting firm. Since April 2017, Ms. Brown has served on the Board of Directors of Del Frisco's Restaurant Group, Inc. (NSADAQ:DFRG), a leader in the full-service steakhouse industry. Ms. Brown also previously served as a director of several private companies including Moncler S.p.A., an Italian apparel company, and Philosophy, Inc., a manufacturer of beauty products. She also is on the Board of Governors of the Parsons School of Design. Since 2008, she has been a Henry Crown Fellow at the Aspen Institute, an international nonprofit think tank, and, in 2013, she was elected to the Henry Crown Board of Overseers. She previously was a director and member of the Executive Committee of the National Retail Federation Inc., the world's largest retail trade association. Ms. Brown earned an M.B.A. from The Wharton School of the University of Pennsylvania, where she is a member of the Executive Alumni Board, and a B.A. from Dartmouth College.

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Starboard believes that Ms. Brown’s strategic and business development experience across a wide range of consumer brands will enable her to provide insight regarding developing and implementing strategies for growing the Company’s business, thus making her a valuable addition to the Board.

Domenico De Sole, age 74, has served as the Chairman of Tom Ford International, LLC, a luxury retailer that he co-founded, since 2005. Prior to this, he was President and Chief Executive Officer of Gucci Group NV (formerly NYSE:GUC), an Italian luxury brand of fashion and leather goods, from 1995 to 2004, where he also served as Chairman of its Management Board. From 1984 to 1994, Mr. De Sole served as Chief Executive Officer of Gucci America, Inc., a subsidiary of Gucci Group NV. Prior to that, Mr. De Sole was a partner with the law firm of Patton Boggs & Blow from 1970 to 1984. Mr. De Sole, since March 2015, has served as the Chairman of the Board of Directors of Sotheby’s (NYSE: BID), a global auctioneer of authenticated fine art, decorative art and jewelry, and has served as a director since December 2013. He also serves on the Board of Directors of Pirelli & C. SpA (BIT:PIRC), an international holding company and major Italian manufacturer of tires and other rubber products, since August 2017, and Ermenegildo Zegna, a private company that manufactures and markets men’s luxury clothing, a position he has held since 2005. Previously, Mr. De Sole served on the Board of Directors of GAP, Inc. (NYSE:GPS), a clothing and accessories retailer, from May 2004 until May 2017 and Newell (NYSE:NWL) from November 2007 to January 2018. Mr. De Sole also formerly served on the Board of Directors of Bausch & Lomb Incorporated (formerly NYSE:BOL), an American eye health products company, Delta Air Lines, Inc. (NYSE: DAL), a major American airline, Labelux SA, a private luxury group, The Procter & Gamble Company (NYSE:PG), a provider of branded consumer packaged goods, and Telecom Italia S.p.A (n/k/a TIM S.p.A) (NYSE:TI), an Italian telecommunications company. Mr. De Sole is also a Member of the Advisory Board of Harvard Law School. Mr. De Sole has a law degree from the University of Rome and received an LLM from Harvard University.

Starboard believes that Mr. De Sole’s extensive experience in senior management and as a director of both public and private companies in the retail industry coupled with his thorough understanding of the Company will make him a valuable addition to the Board.

Peter A. Feld, age 38, is a Managing Member and Head of Research of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies, a position he has held since April 2011. From November 2008 to April 2011, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd.  From February 2007 to November 2008, he served as a director at Ramius LLC.  Since May 2016, Mr. Feld has served as a member of the Board of Directors of Marvell Technology Group Ltd. (NASDAQ:MRVL), a leader in storage, networking and connectivity semiconductor solutions.  He previously served as a member of the Board of Directors of each of The Brink’s Company (NYSE:BCO), a global leader in security-related services, from January 2016 to November 2017, Insperity, Inc. (NYSE:NSP), an industry-leading HR services provider, from March 2015 to June 2017, Darden Restaurants, Inc. (NYSE:DRI), a full-service restaurant company, from October 2014 to September 2015, Tessera Technologies, Inc. (formerly NASDAQ:TSRA)(n/k/a Xperi Corporation), a leading product and technology licensing company, from June 2013 to April 2014, Integrated Device Technology, Inc. (NASDAQ:IDTI), a company that designs, develops, manufactures and markets a range of semiconductor solutions for the advanced communications, computing and consumer industries, from June 2012 to February 2014, Unwired Planet, Inc. (formerly NASDAQ:UPIP) (n/k/a Great Elm Capital Group, Inc.), an intellectual property company that focused exclusively on the mobile industry, from July 2011 to March 2014 and as Chairman from September 2011 to July 2013, and SeaChange International, Inc. (NASDAQ:SEAC), a leading global multi-screen video software company, from December 2010 to January 2013.  Mr. Feld received a B.A. in Economics from Tufts University.

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Starboard believes that Mr. Feld’s extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant public company board experience, would make him a valuable asset to the Board.

Martin E. Franklin, age 53, is the founder and has served as Chief Executive Officer of Mariposa Capital LLC, a Miami-based family investment firm focused on long term value creation across various industries, since June 2013, and has also been Chairman and controlling shareholder of Royal Oak Enterprises, LLC, a privately-held leading manufacturer of grilling and fire building products, since July 2016. Mr. Franklin was the founder and Chairman of Jarden (formerly NYSE:JAH), a consumer products company, from 2001 until April 2016 when Jarden merged with Newell. Mr. Franklin became Chairman and Chief Executive Officer of Jarden in 2001, and served as Chairman and Chief Executive Officer until 2011, at which time he began service as Executive Chairman. Since October 2013, Mr. Franklin has served as Chairman of Platform Specialty Products Corporation (NYSE:PAH), a specialty chemicals company, which he founded in 2013. He is also the co-founder and co-Chairman of Nomad Foods Limited (NYSE:NOMD), a leading European frozen food company, since April 2014. Additionally, he has served as a director of Restaurant Brands International Inc. (NYSE:QSR), a multinational fast food holding company, since December 2014. Mr. Franklin is also a founder and non-executive director of J2 Acquisition Limited (LSE:JTWO), a special purpose acquisition vehicle that listed on the London Stock Exchange in October 2017. Mr. Franklin previously served on the Board of Directors of Newell (NYSE:NWL) from April 2016 until January 2018. Prior to 2001, Mr. Franklin had extensive executive experience in running public companies. Between 1992 and 2000, Mr. Franklin served as the Chairman and/or Chief Executive Officer of four public companies: Benson Eyecare Corporation (formerly AMEX:EB), an optical products and services company; Lumen Technologies, Inc., a holding company that designed, manufactured and marketed lighting products; Bollé (formerly NASDAQ:BEYE), a holding company that designed, manufactured and marketed sunglasses and ski goggles worldwide; and Eyecare Products plc (LSE:EYC), a designer, manufacturer and seller of sunglasses, optical frames and reading glasses. Previously, Mr. Franklin served as a director of the following public companies: Apollo Investment Corporation (NASDAQ:AINV), a closed-end management investment company from April 2004 to December 2006; Justice Holdings Limited (formerly LSE:JUSH) from February 2011 until its business combination with Burger King Worldwide, Inc. (formerly NYSE:BKW) in June 2012 (and Burger King Worldwide, Inc. from June 2012 until its business combination with Tim Hortons Inc. (formerly TXS:THI) in December 2014); Liberty Acquisition Holdings Corp. (n/k/a Liberty Acquisition Holdings Virginia, Inc.) from June 2007 until its business combination with Promotora de Informaciones (BME:PRS), S.A., a Spanish media company (“Grupo Prisa”) in November 2010; Grupo Prisa from November 2010 to December 2013; Liberty Acquisition Holdings (International) Company from January 2008 until its acquisition of Phoenix Group Holdings (LSE:PHNX), a UK based provider of insurance services, in September 2009; Freedom Acquisition Holdings, Inc. (formerly AMEX:FRH), from June 2006 until its acquisition of GLG Partners, Inc., a discretionary investment manager, in November 2007; GLG Partners, Inc. from November 2007 to October 2010; and Kenneth Cole Productions, Inc. (formerly NYSE:KCP), a stylish apparel and accessory manufacturer and retailer, from July 2005 to December 2011; and Corporate Express, Inc. (formerly NASDAQ:CEXP), an office supplies wholesaler, from March 1999 to October 1999. Mr. Franklin holds a B.A. from the University of Pennsylvania.

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Starboard believes that Mr. Franklin’s substantial business experience and financial background, coupled with his managerial and operational expertise, together with his extensive public board experience, well qualifies him to serve as a director of the Company.

James E. Lillie, age 56, served as the Chief Executive Officer of Jarden (formerly NYSE: JAH), a consumer products company, from June 2011 until April 2016, when Jarden was merged with Newell. He joined Jarden in 2003 as Chief Operating Officer and was named President in 2004 and Chief Executive Officer in June 2011. From 2000 to 2003, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation, Limited, a diversified commercial printing and business communications company. From 1999 to 2000, he served as Executive Vice President of Operations at Walter Industries, Inc. (OTCMKTS:WLTGQ), a “pure play" metallurgical coal producer for the global steel industry and a Kohlberg, Kravis, Roberts & Company (n/k/a KKR & Co. L.P. (“KKR”)) portfolio company. Prior to that, from 1993 to 1999, Mr. Lillie held a succession of senior level management positions across a variety of disciplines including human resources, manufacturing, finance and operations at World Color Press Inc., another KKR portfolio company that provides high-value and comprehensive print, digital and related services. Mr. Lillie currently serves on the Board of Directors of Tiffany & Co. (NYSE:TIF), a luxury jewelry and specialty retailer, since February 2017, Nomad Foods Limited (NYSE:NOMD), a leading European frozen food company, since June 2015, and the entity that owns Royal Oak Enterprises, LLC, a privately-held leading manufacturer of grilling and fire building products, since July 2016. Mr. Lillie is also a founder and non-executive director of J2 Acquisition Limited (LSE: JTWO), a special purpose acquisition vehicle that listed on the London Stock Exchange in October 2017. Mr. Lillie holds a B.A. from the University of Wisconsin.

Starboard believes that Mr. Lillie’s senior executive roles at a number of public companies, together with his track record of growing profitable businesses and his experience in the consumer products industry well qualifies him to serve as a member of the Board.

Gerardo I. Lopez, age 58, served as President, Chief Executive Officer and a director of each of Extended Stay America, Inc. and ESH Hospitality, Inc. (paired together as NYSE:STAY), the largest integrated owner/operator of company-branded hotels in North America, from August 2015 through December 2017. From March 2009 to August 2015, Mr. Lopez was the President, Chief Executive Officer and a director of AMC Entertainment Holdings, Inc. (“AMC”) (NYSE:AMC), the world’s largest theatrical exhibition company. Prior to joining AMC, he served as Executive Vice President of Starbucks Corporation (NASDAQ:SBUX), the premier roaster, marketer and retailer of specialty coffee, where he also served as President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions, from 2004 to 2009. From 2001 to 2004, Mr. Lopez served as President of the Handleman Entertainment Resources division of Handleman Company, a former music distribution company. Mr. Lopez also previously held a variety of executive management positions with International Home Foods, Inc. (formerly NYSE:IHF), the Frito-Lay and Pepsi-Cola divisions of PepsiCo, Inc. (NASDAQ:PEP) and The Procter & Gamble Company (NYSE:PG). Mr. Lopez currently serves as a director of each of Brinker International, Inc. (NYSE:EAT), a casual dining restaurant company that owns the Chili’s and Maggiano’s restaurant brands (since February 2013), and CBRE Group, Inc. (NYSE:CBG), the world’s largest commercial real estate services and investment firm (since October 2015). Mr. Lopez has also previously served as a director of other public and private companies including TXU Corp. (n/k/a Energy Future Holdings Corp.) (formerly NYSE:TXU), an electric utility company (2006-2007); Safeco Corporation (formerly NYSE:SAF), an insurance company (2008); National CineMedia, Inc. (NASDAQ:NCMI), a cinema advertising company (2009-2012), Digital Cinema Implementation Partners, LLC, the largest digital cinema integrator in the world (2009-2015), Recreational Equipment, Inc. (REI), a specialty outdoor retailer (2011-2015), and Open Road Films, LLC, a film production and distribution company (2012-2015). Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

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Starboard believes that Mr. Lopez’s deep public-company experience across diverse consumer-focused industries, both as an executive and a director, will allow him to provide valuable insight to the Board.

Bridget Ryan Berman, age 57, has served as the Managing Partner of Ryan Berman Advisory, LLC, a consumer and investment advisory firm, since January 2018. Prior to that, Ms. Ryan Berman worked as the Chief Experience and Strategy Officer at ENJOY Technology, Inc., a provider of setup and training services for tech products, from June 2016 to January 2018, and as a Management Consultant at Google Inc., a multinational technology company and subsidiary of Alphabet Inc. (NASDAQ:GOOG, GOOGL), where she consulted on consumer and retail strategies from February 2016 to June 2016. Ms. Ryan Berman also served as Chief Executive Officer of Victoria’s Secret Direct, LLC, an online and catalogue division of Victoria’s Secret, a specialty retailer of women’s lingerie, beauty products, apparel and accessories, from November 2011 to December 2015. Previously, Ms. Ryan Berman served as a Management Consultant for various retail brands, consulting on business strategy, merchandising, marketing and organizational development from 2008 to 2011, as the Chief Executive Officer of the Giorgio Armani Corporation, a U.S. subsidiary of Giorgio Armani S.p.A., a leading fashion and luxury goods company, from 2006 to 2007, and as Vice President and Chief Operating Officer of Retail Stores for Apple Computer, Inc. (NASDAQ:APPL), a multinational technology company, from 2004 to 2005. She also served in a variety of positions at Polo Ralph Lauren Corporation (NYSE:RL), a lifestyle products company, over a 14-year period beginning in 1992, most recently as Group President of Polo Ralph Lauren Global Retail, and President and Chief Operating Officer at Polo Ralph Lauren Retail. Ms. Ryan Berman has served on the board of directors of Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a real estate company that owns the Tanger Outlets, since 2009. She also is the Founder and Director of MiracleFeet, a non-profit organization. Ms. Ryan Berman has served on the Advisory Council of the Pamplin College of Business at Virginia Tech University since 2005, earned a Distinguished Alumni Award from the University in 2006 and served as the University’s Commencement Speaker. She previously served on the board of directors of J Crew Group, Inc., a multi-brand, multi-channel, specialty retailer, from 2005 to 2006. She holds a B.S. from Virginia Tech University.

Starboard believes that Ms. Ryan Berman’s executive leadership experience, including her expertise as a seasoned operator of several of the world’s largest retail brands, will make her a valuable addition to the Board.

Jeffrey C. Smith, age 45, is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies. Prior to founding Starboard Value LP in April 2011, Mr. Smith was a Partner Managing Director of Ramius LLC (“Ramius”), a subsidiary of the Cowen Group, Inc. (“Cowen”), and the Chief Investment Officer of the Ramius Value and Opportunity Master Fund Ltd.  Mr. Smith was also a member of Cowen’s Operating Committee and Cowen’s Investment Committee. Prior to joining Ramius in January 1998, he served as Vice President of Strategic Development of The Fresh Juice Company, Inc. (formerly NASDAQ: FRSH).  He currently serves as Chairman of the Board of Directors of Advance Auto Parts, Inc. (NYSE: AAP), the largest retailer of automotive replacement parts and accessories in the United States by store count, a position he has held since May 2016. Mr. Smith has also served as a member of the Board of Directors of Perrigo Company plc (NYSE; TASE: PRGO), a leading global healthcare company, since February 2017.  Mr. Smith was formerly the Chairman of the Board of Directors of Darden Restaurants, Inc. (NYSE: DRI), a multi-brand restaurant operator, from October 2014 to April 2016, and Phoenix Technologies Ltd. (formerly NASDAQ: PTEC), a provider of core systems software products, services, and embedded technologies, from November 2009 until the sale of the company to Marlin Equity Partners in November 2010. In addition, Mr. Smith previously served on the Board of Directors of a number of public companies, including: Yahoo! Inc. (formerly NASDAQ: YHOO) (n/k/a Altaba Inc.), a web services provider, from April 2016 until its operating business was sold to Verizon Communications Inc. in June 2017; Quantum Corporation (NYSE: QTM), a global expert in data protection and big data management, from May 2013 to May 2015; Office Depot, Inc. (NYSE: ODP), an office supply company, from August 2013 to September 2014; Regis Corporation (NASDAQ: RGS), a global leader in beauty salons, hair restoration centers and cosmetology education, from October 2011 until October 2013; Surmodics, Inc. (NASDAQ: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, from January 2011 to August 2012; Zoran Corporation (formerly NASDAQ: ZRAN), a provider of digital solutions in the digital entertainment and digital imaging market, from March 2011 until its merger with CSR plc in August 2011; Actel Corporation (formerly NASDAQ: ACTL), a provider of power management solutions, from March 2009 until its sale to Microsemi Corporation in October 2010; S1 Corporation (formerly NASDAQ: SONE), a provider of customer interaction software for financial and payment services, from May 2006 to September 2008; Kensey Nash Corporation (formerly NASDAQ: KNSY), a medical technology company, from December 2007 to February 2009; and The Fresh Juice Company, Inc., from 1996 until its sale to the Saratoga Beverage Group, Inc. in 1998.   Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale.  Mr. Smith graduated from The Wharton School of Business at The University of Pennsylvania, where he received a B.S. in Economics.

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Starboard believes that Mr. Smith’s extensive knowledge of the capital markets, corporate finance, and public company governance practices as a result of his investment experience, together with his significant public company board experience, would make him a valuable asset to the Board.

Charles M. Sonsteby, age 63, served as Vice Chairman of The Michaels Companies, Inc. (“Michaels”) (NASDAQ:MIK), the largest arts and crafts specialty retailer in North America, from June 2016 until his retirement in October 2017. Mr. Sonsteby previously served as the Chief Financial Officer and Chief Administrative Officer of Michaels from October 2010 to August 2016, and as Co-Interim Chief Executive Officer from May 2012 to March 2013. Prior to joining Michaels, Mr. Sonsteby served as the Chief Financial Officer and Executive Vice President of Brinker International, Inc. (“Brinker”) (NYSE:EAT), a casual dining restaurant company that owns the Chili’s and Maggiano’s restaurant brands, from May 2001 to October 2010. He joined Brinker in 1990 as Director of the Tax, Treasury and Risk Management departments and thereafter served in various capacities, including as Senior Vice President of Finance from 1997 to 2001 and as Vice President and Treasurer from 1994 to 1997. Mr. Sonsteby has served as Chairman of the Board of Darden Restaurants, Inc. (NYSE:DRI), a full-service restaurant company, since April 2016, and as a director since October 2014. Mr. Sonsteby has also served as a director of Valvoline Inc. (NYSE:VVV), a worldwide producer, marketer and supplier of engine and automotive maintenance products and services, since September 2016. Mr. Sonsteby previously served as a director of Zale Corporation (formerly NYSE:ZLC), a leading specialty retailer of diamond and other jewelry products in North America, from November 2006 to February 2011. Mr. Sonsteby also currently serves as an advisor to the Texas Women Venture Fund, a firm focused on investing in women-led businesses, and is a member of the Dean’s Advisory Council of the Gatton School of Business at the University of Kentucky. Mr. Sonsteby holds a B.S. in Accounting from the University of Kentucky.

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Starboard believes that Mr. Sonsteby’s senior executive leadership experience, including his expertise in the areas of M&A, supply chain, finance, accounting and tax, will make him a valuable addition to the Board.

Robert A. Steele, age 62, has served on the board of directors of Berry Global Group, Inc. (NYSE:BERY), a provider of value-added plastic consumer packaging, non-woven specialty materials and engineered materials, since October 2014, on the board of directors of LSI Industries Inc. (NASDAQ:LYTS), a provider of corporate visual image solutions to the petroleum/convenience store industry, since July 2016, as Senior Advisor to CVC Capital Advisors, a division of a private equity and investment advisory firm, since November 2011, and as Founder of STEELE Consulting LLC, a consulting firm, since July 2012. In September 2011, Mr. Steele retired from Procter & Gamble Co. (NYSE:PG), a provider of branded consumer packaged goods, as its Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care and Group President of North American Operations. Mr. Steele previously served on the board of directors of Beam Inc. (formerly NYSE: BEAM), from December 2011 until its acquisition by Suntory Holdings Limited in April 2014, Keurig Green Mountain Inc. (formerly NASDAQ:GMCR), from June 2013 until its acquisition by a JAB Holding Company led investor group in March 2016, and Kellogg Company (NYSE:K), a multinational food manufacturing company, from July 2007 to January 2012. Mr. Steele also served on the board of directors of the United Negro College Fund from 2008 to 2011, and the Retail Industry Leaders Association from 2001 to 2006. Mr. Steele holds a Bachelor’s Degree in Economics from the College of Wooster and an M.B.A. from Cleveland State University.

Starboard believes that Mr. Steele’s extensive experience with public company corporate governance, his leadership and operating experience, and his in-depth knowledge of the global consumer goods market, will make him a valuable addition to the Board.]

The principal business address of Mr. Alford is 1155 Shenandoah Road, San Marino, California 91108. The principal business address of each of Messrs. Ashken, Franklin and Lillie is c/o Mariposa, 500 South Pointe Drive, Suite 240, Miami Beach, Florida 33139. The principal business address of Ms. Brown is 30 Elderfields Road, Manhasset, New York 11030. The principal business address of Mr. De Sole is 16 Marsh Wren Road, Hilton Head, South Carolina 29928. The principal business address of each of Messrs. Feld and Smith is c/o Starboard Value LP, 777 Third Avenue, 18th Floor, New York, New York 10017. The principal business address of Mr. Lopez is 4613 Jarboe Street, Kansas City, Missouri 64112. The principal business address of Ms. Ryan Berman is c/o Ryan Berman Advisory, LLC, 161 Falcon Road, Guilford, Connecticut 06437. The principal business address of Mr. Sonsteby is 5601 Ursula Ln, Dallas, Texas 75229. The principal business address of Mr. Steele is 11246 Grandstone Lane, Cincinnati, Ohio 45249.

As of the date hereof, Mr. Alford beneficially owns 13,400 shares of Common Stock, of which 10,100 shares of Common Stock are held directly by the Alford Family Trust, a trust organized under the laws of California, which Mr. Alford serves as a Trustee. For information regarding transactions in the securities of the Company, directly or indirectly, during the past two years by Mr. Alford, please see Schedule I.

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As of the date hereof, Mr. Ashken beneficially owns 511,374 shares of Common Stock, which shares are held directly by IGHA Holdings, LLLP, a Delaware limited liability limited partnership (“IGHA LLLP”). The general partner of IGHA LLLP is IGHA Holdings, LLC, a Delaware limited liability company (“IGHA LLC”). IGHA LLC is wholly owned by the Ian G.H. Ashken Living Trust, a trust organized under the laws of Florida (the “IGHA Trust”), of which Mr. Ashken is the sole settlor, trustee and beneficiary. By virtue of these relationships, Mr. Ashken is deemed the beneficial owner (as such term is defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the 511,374 shares of Common Stock held by IGHA LLLP. For information regarding transactions in the securities of the Company, directly or indirectly, during the past two years by Mr. Ashken, please see Schedule I.

As of the date hereof, Ms. Brown does not beneficially own any securities of the Company and has not entered into any transactions in securities of the Company during the past two years.

As of the date hereof, Mr. De Sole beneficially owns 66,464 shares of Common Stock. For information regarding transactions in the securities of the Company during the past two years by Mr. De Sole, please see Schedule I.

As of the date hereof, Mr. Franklin beneficially owns 2,047,227 shares of Common Stock, which shares are held directly by MEF Holdings, LLLP, a Delaware limited liability limited partnership (“MEF LLLP”). The general partner of MEF LLLP is MEF Holdings, LLC, a Delaware limited liability company (“MEF LLC”). MEF LLC is wholly owned by the Martin E. Franklin Revocable Trust, a trust organized under the laws of Florida (the “MEF Trust”), of which Mr. Franklin is the sole settlor, trustee and beneficiary. By virtue of these relationships, Mr. Franklin is deemed the beneficial owner (as such term is defined under Section 13 of the Exchange Act) of the 2,047,227 shares of Common Stock held by MEF LLLP. For information regarding transactions in the securities of the Company, directly or indirectly, during the past two years by Mr. Franklin, please see Schedule I.

As of the date hereof, Mr. Lillie beneficially owns 97,836 shares of Common Stock. For information regarding transactions in the securities of the Company during the past two years by Mr. Lillie, directly or indirectly, please see Schedule I.

As of the date hereof, Mr. Lopez beneficially owns 2,000 shares of Common Stock. For information regarding transactions in the securities of the Company during the past two years by Mr. Lopez, please see Schedule I.

As of the date hereof, Ms. Ryan Berman beneficially owns 1,444 shares of Common Stock, including 135 shares of Common Stock held directly by her spouse. For information regarding transactions in the securities of the Company during the past two years by Ms. Ryan Berman, please see Schedule I.

As of the date hereof, Mr. Sonsteby beneficially owns 7,000 shares of Common Stock. For information regarding transactions in the securities of the Company during the past two years by Mr. Sonsteby, please see Schedule I. Additionally, Mr. Sonsteby, in an account over which he does not exercise investment discretion, holds $25,000 face value of the Company’s 4.000% Notes due on June 15, 2022, which were acquired on April 19, 2016. The Notes are not convertible, exercisable or exchangeable into any equity securities of the Company and they do not confer any voting rights.

As of the date hereof, Mr. Steele does not beneficially own any securities of the Company and has not entered into any transactions in securities of the Company during the past two years.

As of the date hereof, Messrs. Feld and Smith do not directly own any securities of the Company. Messrs. Feld and Smith, each as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed to beneficially own the 16,415,111 shares of Common Stock beneficially owned in the aggregate by Starboard, as further explained elsewhere in this Proxy Statement. For information regarding transactions in securities of the Company during the past two years by Starboard, please see Schedule I.

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On February 8, 2018, a group agreement (the “Group Agreement”) was entered into by and among (i) Starboard, (ii) Mariposa and (iii) the Nominees (other than Ms. Ryan Berman and Mr. Steele). Pursuant to the Group Agreement, the parties agreed to form a group for the purpose of (i) soliciting proxies for the election of the Nominees at the Annual Meeting, (ii) taking such other actions as the parties deem advisable and to which they jointly agree and (iii) taking all other action necessary or advisable to achieve the foregoing. Pursuant to the Group Agreement, in the event that the Nominees are elected to the Board at the Annual Meeting, it is the intention of Starboard and Mariposa that the Nominees will recommend that the Board consider Mr. Franklin for the position of Chairman of the Board and Mr. Lillie for the position of the Company’s Chief Executive Officer. Starboard and Mariposa intend to suggest an appropriate compensation arrangement for Mariposa and Messrs. Franklin and Lillie for the Board to consider, as described in the next paragraph, including additional cash compensation for Mr. Lillie during any period in which he serves as Chief Executive Officer. It is also the intention of Starboard and Mariposa that the Nominees will recommend that Mr. Smith be considered for the position of Lead Independent Director on the Board. Also per the Group Agreement, Starboard agreed to pay all pre-approved expenses in connection with the group’s activities; provided, however, that Mariposa shall be solely responsible for paying (i) the legal fees and expenses of its counsel and (ii) certain travel expenses. Pursuant to the Group Agreement, Mariposa has made several representations to the other parties (collectively, the “Mariposa Representations”) and has agreed to indemnify the other parties in connection with claims resulting from breaches of the Mariposa Representations; provided, however, that until such time as a court of competent jurisdiction has made a determination on the matter, or, in the event that a court of competent jurisdiction determines that Mariposa did not breach any Mariposa Representation, Starboard and Mariposa shall split pro rata (based upon their respective proportionate ownership percentages in securities of the Company as of the date of the Group Agreement) the damages. Starboard has also agreed to indemnify Mariposa against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. On March 3, 2018, Ms. Ryan Berman and Mr. Steele entered into a Joinder Agreement with the other parties to the Group Agreement pursuant to which they agreed to become parties to the Group Agreement and be bound by the terms and conditions thereof.

As noted above, the Group Agreement provides in relevant part that Starboard and Mariposa intend to suggest to the Board an appropriate compensation arrangement for Mariposa and Messrs. Franklin and Lillie in connection with Mr. Franklin potentially serving as Chairman of the Board and Mr. Lillie potentially serving as the Company’s Chief Executive Officer. However, any such compensation arrangement, if any, will be determined by the Board. There can be no assurance that the Company and Mariposa and Messrs. Franklin and Lillie will enter into any compensation arrangement, or that the terms of any compensation arrangement actually entered will reflect the terms suggested by Starboard and Mariposa. The suggested compensation arrangement contemplates the following:

•	Mr. Lillie to receive a pro-rated annual salary of $1,350,000 for such time that he serves as the Company’s Chief Executive Officer;
•	Mariposa to receive a total of 1,000,000 performance-based restricted stock units (“RSUs”), (i) 50% of which are subject to a performance condition that the Company’s average closing stock price over any twenty (20) continuous trading days exceeds by 10% the average closing stock price for the last five trading days ending on February 7, 2018 (the “Beginning Stock Price”), (ii) 25% of which are subject to a performance condition that the average closing stock price over any twenty (20) continuous trading days exceeds the Beginning Stock Price by 20% and (iii) the remaining 25% of which are subject to a performance condition that the average closing stock price over any twenty (20) continuous trading days exceeds the Beginning Stock Price by 25%; provided, however, that such RSUs will expire if they fail to vest by the fifth anniversary of the date of the Annual Meeting. Such RSUs shall lapse to the extent not vested sixty (60) days after Mr. Franklin or Mr. Ashken voluntarily resigns from the Board;
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•	Mariposa to receive a total of 3,000,000 warrants to purchase shares of Common Stock at the Beginning Stock Price, or a stock based compensation package of an equivalent value, as follows: (i) 1,000,000 of which are subject to a performance condition that the average closing stock price over any twenty (20) continuous trading days exceeds the Beginning Stock Price by 35% (ii) 1,000,000 of which are subject to a performance condition that the average closing stock price over any twenty (20) continuous trading days exceeds the Beginning Stock Price by 50% and (iii) 1,000,000 of which are subject to a performance condition that the average closing stock price over any twenty (20) continuous trading days exceeds the Beginning Stock Price by 65%; provided, however, (x) the exercise price of any such warrants shall not be less than the market price on the date of grant and (y) such warrants will no longer be exercisable after the earlier of (i) sixty (60) days after Mr. Franklin or Mr. Ashken voluntarily resigns from the Board and (ii) the fifth anniversary of the date of the Annual Meeting; and
•	To the extent legally permissible, the compensation for Messrs. Ashken, Franklin and Lillie as directors of the Company will be provided to them through an amendment and renewal to the Advisory Services Agreement (the “ASA”), dated as of December 13, 2015, between the Company and Mariposa Capital, LLC (which ASA was subsequently assigned to Mariposa Associates).

Starboard V&O Fund has signed compensation letter agreements (the “Compensation Letter Agreements”) with each of the Nominees (other than Messrs. Ashken, Franklin, Lillie, Feld and Smith), pursuant to which it has agreed to pay each of such Nominees: (i) $25,000 in cash as a result of the submission by Starboard V&O Fund of its nomination of each of such Nominees to the Company and (ii) $25,000 in cash upon the filing by Starboard V&O Fund of a definitive proxy statement with the SEC relating to the solicitation of proxies in favor of such Nominees’ election as directors of the Company. Pursuant to the Compensation Letter Agreements, each of such Nominees has agreed to use the after-tax proceeds from such compensation to acquire securities of the Company (the “Nominee Shares”) at such time that each of such Nominees shall determine, but in any event no later than fourteen (14) days after receipt of such compensation, subject to Starboard V&O Fund’s right to waive the requirement to purchase the Nominee Shares. Pursuant to the Compensation Letter Agreements, each of such Nominees has agreed not to sell, transfer or otherwise dispose of any Nominee Shares until the earliest to occur of (i) the Company’s appointment or nomination of such Nominee as a director of the Company, (ii) the date of any agreement with the Company in furtherance of such Nominee’s nomination or appointment as a director of the Company, (iii) Starboard V&O Fund’s withdrawal of its nomination of such Nominee for election as a director of the Company and (iv) the date of the Annual Meeting; provided, however, in the event that the Company enters into a business combination with a third party, each of such Nominees, may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.

Starboard V&O Fund has signed separate letter agreements with each of the Nominees (other than Messrs. Feld and Smith) pursuant to which it and its affiliates have agreed to indemnify such Nominees against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.

Other than as stated herein, there are no arrangements or understandings between the participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

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Starboard believes that each Nominee, other than Messrs. Ashken, Franklin and Lillie, presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NYSE listing standards applicable to board composition, including Rule 303A.02, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

Starboard does not believe that Messrs. Ashken, Franklin and Lillie would be considered independent because of their prior employment with Jarden, a current subsidiary of the Company, as well as their advisory services agreement with the Company through Mariposa Associates, a company in which they are direct or indirect equity owners.

On December 13, 2015, in connection with its agreement to acquire Jarden, Newell entered into an advisory services agreement with Mariposa Capital, LLC, which agreement was later assigned to Mariposa Associates. Under the advisory services agreement, Mariposa Associates has agreed, until April 15, 2019, to provide Newell with certain strategic advisory services and such other services relating to Newell and its subsidiaries as may from time to time be mutually agreed to by the parties. Mariposa Associates is paid an annual fee of $4.0 million for providing such services and has agreed to provide to Newell, upon Newell’s request, an average of up to 120 hours of such services for each fiscal quarter during the term of the agreement. During the period of the advisory services agreement, Newell has agreed to cause Newell to provide to Mariposa Associates office space and bear all reasonable costs and expenses of the overhead and support services relating to such office. In addition, Newell shall reimburse Mariposa Associates for the cost of all reasonable out-of-pocket fees incurred by Mariposa Associates, including the reimbursement for use of private aircraft to attend Board meetings of Newell. In consideration of the benefits to be received by Messrs. Franklin and Ashken under the advisory services agreement (in their capacity as indirect equity owners in Mariposa Associates), each of Messrs. Franklin and Ashken agreed to waive all fees and remuneration (but not including reimbursement of certain expenses), to which they otherwise would be entitled to receive in their capacity as directors of Newell during the term of the advisory services agreement. If the advisory services agreement is terminated “without cause” (as defined in the advisory services agreement) prior to the third anniversary of the effective time of the merger, Mariposa Associates will be entitled to receive, within five business days following receipt of written notice of such termination by Newell, an amount equal to $12,000,000 less the sum of all fees paid by Newell under the advisory services agreement to that date.

On April 9, 2017, the Company granted a waiver to its Code of Business Conduct & Ethics to permit the sale of Newell’s Pine Mountain® fire starters and fire logs business as well as Newell’s Diamond® matches, fire starters, lighters, toothpicks, clothespins and clotheslines business to Royal Oak Enterprises, LLC, an entity in which each of Messrs. Ashken, Franklin and Lillie are affiliated.

If Starboard is successful in electing at least six (6) of the Nominees at the Annual Meeting, then a change in control of the Board may be deemed to have occurred under certain of Newell’s material contracts and agreements. Based on a review of the Company’s material contracts and agreements, such a change in control may trigger certain change in control provisions or payments under certain of the Company’s plans and agreements, including certain of its stock incentive plans, employment security agreements with its named executive officers and certain key employees, and various debt documents. However, even if it should be determined that electing at least six (6) of our Nominees would result in a change in control under certain documents, we do not believe any potential effects from such a change in control would outweigh the overwhelming benefits from an improved Board.  Of further note, many of the change in control provisions are double-trigger provisions, including those in the employment security agreements, meaning that a change in control in and of itself does not trigger any payments, but rather there would also need to be a termination of the affected employees before any benefits are triggered.

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We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed BLUE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed BLUE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year 2018. The Company is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the Annual Meeting.

The Company has disclosed that if stockholders fail to ratify the selection, the Audit Committee would reconsider the appointment of PricewaterhouseCoopers LLP.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “for” THIS PROPOSAL.

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PROPOSAL NO. 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As disclosed in the Company’s proxy statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

As disclosed in the Company’s proxy statement, the stockholder vote on the say-on-pay proposal is an advisory vote only and is not binding on the Company, the Board or the Organizational Development & Compensation Committee; however, the Company has disclosed that the Board and the Organizational Development & Compensation Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

[WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES [“FOR”/ “AGAINST”] THIS PROPOSAL.]

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Starboard believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018 and [FOR/AGAINST] the approval of the say-on-pay proposal.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate [eleven (11) / twelve (12)] candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed BLUE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected.

While we currently intend to vote all of the Starboard Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Starboard Group Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date will be considered a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

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If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on the proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the [eleven (11) / twelve (12)] nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, for the ratification of the appointment of PricewaterhouseCoopers LLP, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval. The Company has indicated that abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, for the advisory vote on executive compensation, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval. The Company has indicated that abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Starboard’s recommendations specified herein and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Starboard in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 221 River Street, Hoboken, New Jersey 07030 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Starboard in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Starboard. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Starboard V&O Fund has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $[______], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Starboard V&O Fund has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Starboard V&O Fund will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Okapi Partners will employ approximately [__] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Starboard, except that Mariposa is responsible for paying the legal fees and expenses of its counsel and certain travel expenses. Costs of this solicitation of proxies are currently estimated to be approximately $[________] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Starboard and Mariposa estimate that through the date hereof their expenses in connection with this solicitation are approximately $[________]. Starboard intends to seek reimbursement from the Company of all expenses it and Mariposa incurs in connection with this solicitation. Starboard does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Starboard and Mariposa are participants in this solicitation. The principal business of Starboard V&O Fund, a Cayman Islands exempted company, is serving as a private investment fund. Starboard V&O Fund has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance shareholder value. Each of Starboard S LLC, a Delaware limited liability company, Starboard C LP, a Delaware limited partnership, Starboard Quebec LLC, a Delaware limited liability company, Starboard Select LP, a Delaware limited partnership, and Starboard T LP, a Delaware limited partnership, has been formed for the purpose of investing in securities and engaging in all related activities and transactions. The principal business of Starboard Leaders Fund, a Delaware limited partnership, is serving as a private investment partnership. Starboard Value LP, a Delaware limited partnership, provides investment advisory and management services and acts as the investment manager of Starboard V&O Fund, Starboard C LP and certain managed accounts (the “Starboard Value LP Accounts”) and as the manager of Starboard S LLC. The principal business of Starboard Value GP, a Delaware limited liability company, is providing a full range of investment advisory, pension advisory and management services and serving as the general partner of Starboard Value LP. The principal business of Principal Co, a Delaware limited partnership, is providing investment advisory and management services. Principal Co is a member of Starboard Value GP. Principal GP, a Delaware limited liability company, serves as the general partner of Principal Co. Starboard R LP, a Delaware limited partnership, serves as the general partner of Starboard C LP. Starboard R GP, a Delaware limited liability company, serves as the general partner of Starboard R LP. Starboard A LP, a Delaware limited partnership, serves as the general partner of Starboard Leaders Fund, Starboard Select LP and Starboard T LP and the managing member of Starboard Quebec LLC. Starboard A GP, a Delaware limited liability company, serves as the general partner of Starboard A LP. Messrs. Smith, Mitchell and Feld serve as members of Principal GP and the members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Mariposa Associates, a Delaware limited liability company, is a provider of advisory services. Messrs. Ashken (through the IGHA Trust), Franklin (through the MEF Trust) and Lillie are the owners of Mariposa Associates, and Mr. Franklin serves as its Manager.

28

The address of the principal office of each of Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard R LP, Starboard R GP, Starboard Quebec LLC, Starboard Select LP, Starboard T LP, Starboard Leaders Fund, Starboard A LP, Starboard A GP, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP and Messrs. Smith, Mitchell and Feld is 777 Third Avenue, 18th Floor, New York, New York 10017. The address of the principal office of each of Mariposa Associates and Messrs. Ashken, Lillie and Franklin is 500 South Pointe Drive, Suite 240, Miami Beach, Florida 33139.

As of the date hereof, Starboard V&O Fund directly beneficially owns 7,410,000 shares of Common Stock. As of the date hereof, Starboard S LLC directly beneficially owns 900,000 shares of Common Stock. As of the date hereof, Starboard C LP directly beneficially owns 510,000 shares of Common Stock. As of the date hereof, Starboard Quebec LLC directly beneficially owns 702,156 shares of Common Stock. As of the date hereof, Starboard Select LP directly beneficially owns 2,535,717 shares of Common Stock. As of the date hereof, Starboard T LP directly beneficially owns 1,714,600 shares of Common Stock. As of the date hereof, 2,642,638 shares of Common Stock were held in the Starboard Value LP Accounts. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 510,000 shares of Common Stock owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 510,000 shares of Common Stock owned by Starboard C LP. Starboard Leaders Fund, as a member of Starboard Quebec LLC, may be deemed the beneficial owner of the 702,156 shares of Common Stock owned by Starboard Quebec LLC. Starboard A LP, as the general partner of Starboard Leaders Fund, Starboard Select LP and Starboard T LP and the managing member of Starboard Quebec LLC, may be deemed the beneficial owner of the (i) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (ii) 2,535,717 shares of Common Stock owned by Starboard Select LP and (iii) 1,714,600 shares of Common Stock owned by Starboard T LP. Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the (i) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (ii) 2,535,717 shares of Common Stock owned by Starboard Select LP and (iii) 1,714,600 shares of Common Stock owned by Starboard T LP. Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard Quebec LLC, Starboard Select LP, Starboard T LP and the Starboard Value LP Accounts and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP and (vii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP and (vii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP and (vii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP and (vii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. Each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 7,410,000 shares of Common Stock owned by Starboard V&O Fund, (ii) 900,000 shares of Common Stock owned by Starboard S LLC, (iii) 510,000 shares of Common Stock owned by Starboard C LP, (iv) 702,156 shares of Common Stock owned by Starboard Quebec LLC, (v) 2,535,717 shares of Common Stock owned by Starboard Select LP, (vi) 1,714,600 shares of Common Stock owned by Starboard T LP and (vii) 2,642,638 shares of Common Stock held in the Starboard Value LP Accounts. As of the date hereof, Mariposa Associates does not beneficially own any shares of Common Stock.

29

Starboard V&O Fund entered into a forward purchase contract with UBS as the counterparty on the date referenced in Schedule I providing for the purchase of 1,000,000 shares of Common Stock (the “UBS Forward Contract”).  The UBS Forward Contract had a final valuation date of July 31, 2019, however, Starboard V&O Fund had the ability to elect early settlement after serving notice to UBS of such intention at least two (2) scheduled trading days in advance of the desired early final valuation date. The UBS Forward Contract provided for physical settlement. Until the settlement date, the UBS Forward Contract did not give Starboard V&O Fund voting or dispositive control over the shares of Common Stock to which such contract related. As set forth in Schedule I, Starboard V&O Fund exercised the UBS Forward Contract and, accordingly, is no longer a party to the UBS Forward Contract. Starboard V&O Fund entered into certain forward purchase contracts with Credit Suisse as the counterparty on the dates referenced in Schedule I providing for the purchase of an aggregate of 4,186,650 shares of Common Stock (the “CS Forward Contracts”). Each of the CS Forward Contracts had a final valuation date of July 26, 2019, however, Starboard V&O Fund had the ability to elect early settlement after serving notice to Credit Suisse of such intention at least two (2) scheduled trading days in advance of the desired early final valuation date. The CS Forward Contracts provided for physical settlement. Until the settlement date, none of the CS Forward Contracts gave Starboard V&O Fund voting or dispositive control over the shares of Common Stock to which such contracts related. As set forth in Schedule I, Starboard V&O Fund exercised the CS Forward Contracts and, accordingly, is no longer a party to the CS Forward Contracts.

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 19,161,856 shares of Common Stock beneficially owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by each of Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Quebec LLC, Starboard Select LP, Starboard T LP and through the Starboard Value LP Account were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock purchased by each of Messrs. Alford, Ashken, De Sole, Franklin, Lillie, Lopez and Sonsteby and Ms. Ryan Berman were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted. Certain of the shares of Common Stock beneficially owned by Messrs. Ashken, Franklin and Lillie were acquired in connection with the Company’s merger with Jarden. Certain of the shares of Common Stock beneficially owned by Mr. De Sole were acquired upon the vesting of restricted stock units and the exercise of options, in each case awarded in connection with Mr. De Sole’s prior service as a director of the Company.

30

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Starboard is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Starboard is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2019 Annual Meeting, be received by the Company’s Corporate Secretary at 221 River Street, Hoboken, New Jersey 07030 by [____].

Under the Company’s organizational documents, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2019 Annual Meeting, must give written notice of that proposal to the Company’s Corporate Secretary not less than ninety (90) days prior to the first anniversary date of the preceding year’s annual meeting. Therefore, to be presented at the 2019 Annual Meeting, such a proposal must be received by the Company on or before [____], 2019.

31

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2019 Annual Meeting is based on information contained in the Company’s proxy statement and organizational documents. The incorporation of this information in this proxy statement should not be construed as an admission by Starboard that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Starboard Value And Opportunity Master Fund Ltd

______________ , 2018

32

SCHEDULE I

TRANSACTIONS IN SECURITIES OF the Company BY THE PARTICIPANTS DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Acquired/(Disposed)	Date of Transaction

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Purchase of Common Stock	222,300	01/25/2018
Purchase of Common Stock	222,300	01/25/2018
Purchase of Common Stock	259,350	01/25/2018
Purchase of Common Stock	259,350	01/25/2018
Purchase of Common Stock	148,200	01/25/2018
Purchase of Common Stock	148,200	01/25/2018
Purchase of Common Stock	111,150	01/25/2018
Purchase of Common Stock	111,150	01/25/2018
Purchase of Common Stock	62,707	01/26/2018
Purchase of Common Stock	62,706	01/26/2018
Purchase of Common Stock	148,200	01/26/2018
Purchase of Common Stock	148,200	01/26/2018
Purchase of Common Stock	148,200	01/26/2018
Purchase of Common Stock	148,200	01/26/2018
Purchase of Common Stock	381,893	01/26/2018
Purchase of Common Stock	381,894	01/26/2018
Purchase of Forward Contract	1,482,000	01/26/2018
Purchase of Common Stock	129,675	01/29/2018
Purchase of Common Stock	129,675	01/29/2018
Purchase of Forward Contract	1,593,150	01/29/2018
Purchase of Forward Contract	1,111,500	01/30/2018
Sale of Common Stock#	(500,000)	01/31/2018
Sale of Common Stock#	(500,000)	01/31/2018
Purchase of Forward Contract	1,000,000	01/31/2018
Exercise of Forward Contract	1,000,000	03/02/2018
Exercise of Forward Contracts	4,186,650	03/02/2018

Starboard Value and Opportunity S LLC

Purchase of Common Stock	54,000	01/25/2018
Purchase of Common Stock	63,000	01/25/2018
Purchase of Common Stock	36,000	01/25/2018
Purchase of Common Stock	27,000	01/25/2018
Purchase of Common Stock	15,232	01/26/2018
Purchase of Common Stock	36,000	01/26/2018

# Transaction in connection with converting from Common Stock to Forward Contract.

I-1

Purchase of Common Stock	36,000	01/26/2018
Purchase of Common Stock	92,768	01/26/2018
Purchase of Common Stock	180,000	01/26/2018
Purchase of Common Stock	193,500	01/29/2018
Purchase of Common Stock	31,500	01/29/2018
Purchase of Common Stock	135,000	01/30/2018

Starboard Value and Opportunity C LP

Purchase of Common Stock	30,600	01/25/2018
Purchase of Common Stock	35,700	01/25/2018
Purchase of Common Stock	20,400	01/25/2018
Purchase of Common Stock	15,300	01/25/2018
Purchase of Common Stock	8,632	01/26/2018
Purchase of Common Stock	20,400	01/26/2018
Purchase of Common Stock	20,400	01/26/2018
Purchase of Common Stock	52,568	01/26/2018
Purchase of Common Stock	102,000	01/26/2018
Purchase of Common Stock	109,650	01/29/2018
Purchase of Common Stock	17,850	01/29/2018
Purchase of Common Stock	76,500	01/30/2018

Starboard Leaders Quebec LLC

Purchase of Common Stock	9,999	02/06/2018
Purchase of Common Stock	180,949	02/06/2018
Purchase of Common Stock	755	02/06/2018
Purchase of Common Stock	72,280	02/06/2018
Purchase of Common Stock	54,167	02/06/2018
Purchase of Common Stock	45,450	02/06/2018
Purchase of Common Stock	7,474	02/07/2018
Purchase of Common Stock	6,878	02/07/2018
Purchase of Common Stock	2,873	02/07/2018
Purchase of Common Stock	2,506	02/07/2018
Purchase of Common Stock	32,429	02/07/2018
Purchase of Common Stock	29,471	02/07/2018
Purchase of Common Stock	34,592	02/07/2018
Purchase of Common Stock	54,148	02/07/2018
Purchase of Common Stock	117,342	02/07/2018
Purchase of Common Stock	10,699	02/07/2018
Purchase of Common Stock	40,144	02/07/2018

Starboard Leaders Select Fund LP

Purchase of Common Stock	35,959	02/06/2018
Purchase of Common Stock	650,740	02/06/2018
Purchase of Common Stock	2,713	02/06/2018
Purchase of Common Stock	259,938	02/06/2018
Purchase of Common Stock	194,800	02/06/2018

I-2

Purchase of Common Stock	163,450	02/06/2018
Purchase of Common Stock	27,093	02/07/2018
Purchase of Common Stock	24,930	02/07/2018
Purchase of Common Stock	10,414	02/07/2018
Purchase of Common Stock	9,086	02/07/2018
Purchase of Common Stock	117,571	02/07/2018
Purchase of Common Stock	106,846	02/07/2018
Purchase of Common Stock	125,408	02/07/2018
Purchase of Common Stock	196,484	02/07/2018
Purchase of Common Stock	425,795	02/07/2018
Purchase of Common Stock	38,824	02/07/2018
Purchase of Common Stock	145,666	02/07/2018

Starboard T Fund LP

Purchase of Common Stock	24,629	02/06/2018
Purchase of Common Stock	445,704	02/06/2018
Purchase of Common Stock	1,858	02/06/2018
Purchase of Common Stock	178,037	02/06/2018
Purchase of Common Stock	133,422	02/06/2018
Purchase of Common Stock	111,950	02/06/2018
Purchase of Common Stock	18,221	02/07/2018
Purchase of Common Stock	16,766	02/07/2018
Purchase of Common Stock	7,003	02/07/2018
Purchase of Common Stock	6,112	02/07/2018
Purchase of Common Stock	187,748	02/07/2018
Purchase of Common Stock	406,863	02/07/2018
Purchase of Common Stock	37,097	02/07/2018
Purchase of Common Stock	139,190	02/07/2018

STARBOARD VALUE LP

(Through the Starboard Value LP Accounts)

Purchase of Common Stock	70,800	01/25/2018
Purchase of Common Stock	82,600	01/25/2018
Purchase of Common Stock	47,200	01/25/2018
Purchase of Common Stock	35,400	01/25/2018
Purchase of Common Stock	19,971	01/26/2018
Purchase of Common Stock	47,200	01/26/2018
Purchase of Common Stock	47,200	01/26/2018
Purchase of Common Stock	121,629	01/26/2018
Purchase of Common Stock	236,000	01/26/2018
Purchase of Common Stock	253,700	01/29/2018
Purchase of Common Stock	41,300	01/29/2018
Purchase of Common Stock	177,000	01/30/2018
Purchase of Common Stock	39,413	02/06/2018
Purchase of Common Stock	713,246	02/06/2018
Purchase of Common Stock	2,974	02/06/2018
Purchase of Common Stock	284,906	02/06/2018

I-3

Purchase of Common Stock	213,511	02/06/2018
Purchase of Common Stock	179,150	02/06/2018
Purchase of Common Stock	29,438	02/07/2018

BRADLEY A. ALFORD

Purchase of Common Stock[1]	10,100	02/07/2017
Purchase of Common Stock	3,300	02/07/2017

DOMENICO DE SOLE

Purchase of Common Stock	5,670	02/16/2016
Acquisition of Common Stock[2]	3,287	04/14/2016
Award of Restricted Stock Units[3]	2,995	05/11/2016
Purchase of Common Stock	4,180	06/02/2016
Acquisition of Common Stock[2]	2,995	05/08/2017
Award of Restricted Stock Units[4]	2,731	05/10/2017
Purchase of Common Stock[5]	10,000	12/13/2017

James E. Lillie

Acquisition of Common Stock[6]	1,534,863	04/15/2016
Acquisition of Common Stock[6,7]	42,977	04/15/2016
Acquisition of Common Stock[6,7]	35,808	04/15/2016
Sale of Common Stock	(511,877)	04/18/2016
Sale of Common Stock	(111,534)	04/19/2016
Sale of Common Stock	(54,210)	04/20/2016
Sale of Common Stock	(120,766)	04/21/2016
Acquisition of Common Stock[6,9]	230,181	05/06/2016
Sale of Common Stock	(100,000)	07/29/2016
Sale of Common Stock	(100,000)	02/24/2017
Sale of June 2017 Call Options ($50 Strike Price)	(2,000)	04/10/2017
Sale of Common Stock	(200,000)	05/08/2017
Sale of Common Stock[7]	(42,977)	05/08/2017
Sale of Common Stock	(50,000)	05/09/2017

1 Purchase made by the Alford Family Trust, a California trust, which Mr. Alford serves as a Co-Trustee.

2 Represents vesting of certain restricted stock units.

3 Granted to Mr. De Sole in his capacity as a director of Newell, subject to time-based vesting requirements.

4Granted to Mr. De Sole in his capacity as a director of Newell, subject to time-based vesting requirements. Were forfeited upon Mr. De Sole’s resignation from the Board.

5 Purchase made in connection with the exercise of certain call options awarded to Mr. De Sole in his capacity as a director of Newell. These call options would have expired on February 13, 2018.

6 Represents shares of Common Stock of Newell received in exchange for shares of Jarden Corporation in connection with that certain merger between Jarden Corporation and Newell.

7 Represents shares of Common Stock of Newell held by an entity controlled by Mr. Lillie that no longer holds any shares of the Company’s Common Stock.

I-4

Sale of Common Stock	(50,000)	05/10/2017
Sale of Common Stock[8]	(105,200)	05/25/2017
Sale of Common Stock[8]	(94,800)	06/16/2017
Sale of Common Stock	(107,758)	10/16/2017
Sale of Common Stock[7]	(35,808)	10/27/2017
Sale of Common Stock	(144,063)	10/27/2017
Purchase of Common Stock	100,000	12/04/2017
Sale of Common Stock	(100,000)	01/11/2018
Purchase of Common Stock	83,000	01/25/2018

Gerardo I. Lopez

Purchase of Common Stock	2,000	02/07/2017

BRIDGET RYAN BERMAN

Purchase of Common Stock	223	11/08/2016
Purchase of Common Stock	88	11/22/2016
Purchase of Common Stock	101	09/29/2017
Purchase of Common Stock	177	11/16/2017
Purchase of Common Stock	102	12/14/2017
Sale of Common Stock	(324)	12/26/2017
Purchase of Common Stock	2	01/29/2018
Purchase of Common Stock	45	01/29/2018
Purchase of Common Stock	324	02/05/2018
Purchase of Common Stock	706	02/13/2018

Charles M. Sonsteby

Purchase of Common Stock	7,000	02/07/2017

IAN G.H. ASHKEN

Acquisition of Common Stock[6]	1,109,509	04/22/2016
Acquisition of Restricted Stock[9]	230,181	04/22/2016
Sale of March 2017 Call Option ($52.82 Strike Price)[10]	(481,852)*	05/24/2016
Purchase of March 2017 Put Option ($43.22 Strike Price)[10]	481,852*	05/24/2016
Sale of Common Stock	(346,781)	06/23/2016

8 Represents shares of Common Stock of Newell sold in connection with the exercise by the counterparty of certain call options sold by Mr. Lillie with an exercise price of $50.00 per share and an expiration date of June 16, 2017.

9 Represents restricted stock awards that shall become vested on the last day of any five consecutive trading day period during which the average closing price of Newell Common Stock equals or exceeds $46.28 per share (provided that such vesting must occur, if at all, prior to December 31, 2020.

10 Represents a collar arrangement pursuant to which Mr. Ashken wrote a covered call option and purchased a put option.

I-5

Sale of Common Stock	(30,000)	03/13/2017
Sale of Common Stock	(21,000)	03/14/2017
Sale of Common Stock[11]	(430,535)	03/14/2017
Estate Planning[12]	-	10/02/2017

MARTIN E. FRANKLIN

Acquisition of Common Stock[6]	4,529,415	04/22/2016
Acquisition of Restricted Stock[9]	511,511	04/22/2016
Sale of March 2017 Call Option ($52.80 Strike Price)[13]	(2,976,961)*	06/06/2016
Purchase of March 2017 Put Option ($43.20 Strike Price)[13]	2,976,961*	06/06/2016
Sale of Common Stock	(200,000)	03/13/2017
Sale of Common Stock	(140,000)	03/14/2017
Sale of Common Stock[14]	(2,653,699)	03/17/2017
Estate Planning [12]	-	10/02/2017

*Represents shares of Common Stock underlying certain options.

11 Represents shares transferred to counter-party in connection with settlement of Mr. Ashken’s collar arrangement pursuant to which he wrote a covered call option and purchased a put option.

12 Represents a series of direct and indirect transactions for estate planning purposes.

13 Represents a collar arrangement pursuant to which Mr. Franklin wrote a covered call option and purchased a put option.

14 Represents shares transferred to counter-party in connection with settlement of Mr. Franklin’s collar arrangement pursuant to which he wrote a covered call option and purchased a put option.

I-6

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by Newell Brands Inc. with the Securities and Exchange Commission on [_____], 2018.

II-1

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Starboard your proxy FOR the election of the Nominees and in accordance with Starboard’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed BLUE proxy card,
●	DATING the enclosed BLUE proxy card, and
●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Starboard’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (888) 785-6617 (Toll-Free)

Email: newellinfo@okapipartners.com

BLUE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED March 6, 2018

Newell Brands Inc.

2018 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD AND THE OTHER PARTICPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF NEWELL BRANDS INC.
IS NOT SOLICITING THIS PROXY

P      R      O      X      Y

The undersigned appoints Jeffrey C. Smith and Peter A. Feld, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Newell Brands Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders of the Company scheduled to be held on [____], 2018, at [_:__ _.m.], local time at [_____] (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Starboard Value and Opportunity Master Fund Ltd (“Starboard”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND [“FOR”/“AGAINST”] PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Starboard’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

STARBOARD STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. STARBOARD [MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3].

1. Starboard’s proposal to elect [Bradley A. Alford, Ian G.H. Ashken, Pauline J. Brown, Domenico De Sole, Peter A. Feld, Martin E. Franklin, James E. Lillie, Gerardo I. Lopez, Bridget Ryan Berman, Jeffrey C. Smith, Charles M. Sonsteby and Robert A. Steele] as directors of the Company.

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees:  [Bradley A. Alford]

[Ian G.H. Ashken]

[Pauline J. Brown]

[Domenico De Sole]

[Peter A. Feld]

[Martin E. Franklin]

[James E. Lillie]

[Gerardo I. Lopez]

[Bridget Ryan Berman]

[Jeffrey C. Smith]

[Charles M. Sonsteby]

[Robert A. Steele]

☐	☐	☐ ______________ ______________ ______________ ______________ ______________ ______________ ______________ ______________ ______________

Starboard does not expect that any of the nominees will be unable to stand for election, but, in the event any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Starboard has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

________________________________________________________________

2. Company’s proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Company’s proposal of an advisory resolution to approve executive compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.